SMALLCAP World Fund, Inc.

March 31, 2014

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0
Class B	$0
Class C	$0
Class F1	$0
Class F2	$0
Total	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F1	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Class R-6	$0
Total	$0

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0000
Class B	$0.0000
Class C	$0.0000
Class F1	$0.0000
Class F2	$0.0000
Class 529-A	$0.0000
Class 529-B	$0.0000
Class 529-C	$0.0000
Class 529-E	$0.0000
Class 529-F1	$0.0000
Class R-1	$0.0000
Class R-2	$0.0000
Class R-3	$0.0000
Class R-4	$0.0000
Class R-5	$0.0000
Class R-6	$0.0000

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	353,037
Class B	3,463
Class C	20,783
Class F1	20,242
Class F2	15,082
Total	412,607
Class 529-A	19,498
Class 529-B	466
Class 529-C	6,284
Class 529-E	1,065
Class 529-F1	1,615
Class R-1	916
Class R-2	15,928
Class R-3	17,714
Class R-4	15,375
Class R-5	12,060
Class R-6	30,464
Total	121,385

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$49.75
Class B	$46.52
Class C	$45.96
Class F1	$49.32
Class F2	$49.94
Class 529-A	$49.39
Class 529-B	$46.98
Class 529-C	$46.72
Class 529-E	$48.55
Class 529-F1	$49.59
Class R-1	$47.06
Class R-2	$47.05
Class R-3	$48.47
Class R-4	$49.41
Class R-5	$50.41
Class R-6	$49.93